EXHIBIT 99.1

Airspan Signs Agreement with Mexican Telecom Operator

Axtel for $65 Million Additional Voice and Data Solutions

BOCA RATON, FL, APRIL 20, 2004 — Airspan Networks, Inc. (Nasdaq: AIRN), a leading worldwide provider of broadband fixed wireless access equipment, announced today that it has signed an agreement with Axtel for $65 million of continued sales of Proximity equipment to meet Axtel’s significant network expansion plans for its 3.5GHz voice and data service access network in Mexico. As part of this agreement, Axtel has placed new orders in excess of $20 million for delivery in the second half of 2004. This comes on top of previously committed orders, which exceed $25 million for 2004.

The new agreement amends the Purchase and License Agreement for FWA Equipment and the Technical Assistance Support Services Agreement signed originally between Nortel Networks and Axtel, S.A. de C.V. in March 2003, in respect of which Nortel’s rights and obligations were subsequently assigned to Airspan in December 2003 when Airspan acquired the Proximity business from Nortel. Under the March 2003 agreements, Axtel was committed to make certain minimum purchases of Proximity equipment and related services until early 2008. The new agreement announced today replaces certain of those commitments from the end of 2004, and also substantially increases the amounts that would otherwise have been purchased from 2004 to 2006.

“We are pleased that the two companies will continue their productive relationship”, said Tomas Milmo, CEO of Axtel “Airspan’s leadership in the Fixed Wireless Access Market and its strong R&D roadmap have been an influencing factor in our decision to expand our existing network with the Proximity product and to deepen the relationship between the companies.”

“We are delighted that Axtel has chosen to continue its partnership with Airspan for its network expansion,” said Eric Stonestrom, CEO of Airspan. “Axtel operates the largest Fixed Wireless Access Network at 3.5 GHz in the world today, and clearly its decision to continue to grow its network with us is based on our operating track record and Axtel’s extremely positive experience with the existing product. This is a very significant win for Airspan, and we are very pleased to be part of Axtel’s exciting expansion plans”.

About Airspan Networks

Airspan Networks provides wireless voice and data systems and solutions, including Voice Over IP, to both licensed and unlicensed operators around the world in frequency bands between 700 MHz and 6 GHz, including both PCS and 3.5GHz international bands. Airspan continues to evolve its products toward the proposed 802.16d IEEE standards, and is an active member of the WiMAX Forum. The Company has deployments with more than 160 operators in more than 60 countries. Airspan’s systems are based on radio technology that delivers excellent area coverage, high security and resistance to fading. Airspan’s systems can be deployed rapidly and cost effectively, providing an attractive alternative to traditional wired communications networks. Airspan also offers radio planning, network installation, integration, training and support services to facilitate the deployment and operation of its systems. Airspan is headquartered in Boca Raton, Florida with its main operations center in Uxbridge, United Kingdom. More information on Airspan can be found at http://www.airspan.com

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, may be deemed to be forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. These important factors include the factors that we identify in our filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2003. You should read those factors as being applicable to all related forward-looking statements wherever they appear in this press release. We do not assume any obligation to update any forward-looking statements.

For Investment and Media Inquiries, contact:

Airspan Networks Inc:

Peter Aronstam

Chief Financial Officer

Tel: (561) 893-8682

Fax: (561) 893-8681

Email: paronstam@airspan.com